LOAN AGREEMENT

This Agreement is made this 15th day of February, 1999 by and between John H. Resing, Lender's Agent representing Crest Services Ltd. and John H. Resing, Trustee FBO John H. Resing Retirement Trust (the "Lender") and Amalgamated Explorations, Inc. (the "Company") for the purpose of setting forth the terms and conditions upon which the Lender will advance funds to the Company.

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I . The Lender agrees to advance up to $450,000 to the Company in accordance with the form of Promissory Note attached as Exhibit A.

2. Any advances against the Note will be secured by all assets of the Company pursuant to the form of Security Agreement attached as Exhibit B. A UCC financing statement pertaining to the Company's personal property will be filed in Colorado, Wyoming, Nevada and Montana. Mortgages and/or deeds of trust pertaining to the Company's oil, gas and mining properties will be filed in such states with the applicable county clerks and recorders.

3. The Company agrees to issue to the Lender a warrant, in the form attached as Exhibit C, to purchase one share of the Company's common stock for each two dollars of principal advanced. The warrant will have an initial exercise price of $0.50 per share and will be exercisable at any time prior to December 31, 2000.

4. The Company agrees to appoint John H. Resing as Chairman of the Board of Directors of the Company and MSP Technologies. The compensation of $8,000 per month payable to Milestone Capital as contemplated in the term sheet for the $4.5 equity financing between the Company and Milestone Capital will be deferred pending the closing of the equity capital financing. Expenses accumulated to date by Resing and Seed & Berry (approximately $30,000) will be paid from the first advance against the Note.

5, The Company and MSP waive the conflicts inherent in Resing's role and transactions in the future contemplated by the term sheet and the corporate opportunity doctrine applied to any of Resing's business opportunities, disclosed or undisclosed, that may have arisen prior to February 16, 1999 and his duty to represent the lenders in this transaction.

The addresses of the parties are:

John H. Resing
P.O. Box 1317
Bellevue, WA 98009
V: (425) 454 7992
F: (425) 454 4073

Crest Services, Ltd.
c/o Jim Franklin
5256 Greenwich Dr. Suite 250
San Diego CA 92122
V: (619) 552 0295
F: (619) 552 0173


AGREED TO AND ACCEPTED

JOHN H. RESING, LENDER'S AGENT
REPRESENTING CREST SERVICE, LTD.

By: /S/
--------------------------------
JOHN H. RESING


JOHN H. RESING, FBO JOHN H. RESING
RETIREMENT TRUST

By: /S/
--------------------------------
JOHN H. RESING


AMALGAMATED EXPLORATIONS, INC.

By: /S/
--------------------------------
CHRISTIAN MURER, PRESIDENT